                           SCHEDULE 14A INFORMATION
    PROXY STATEMENT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                    [AMENDMENT NO.                 ]
                                   ----------------

Filed by Registrant     [X]
Filed by a Party other than the Registrant     [ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                            AirTran Holdings, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


                            AirTran Holdings, Inc.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14-a6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

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     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
                                 -----------------------------------------------
     2)  Form Schedule or Registration Statement No.:
                                                      --------------------------
     3)  Filing Party:
                       ---------------------------------------------------------
     4)  Date Filed:
                     -----------------------------------------------------------

                            AIRTRAN HOLDINGS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of AirTran Holdings, Inc.:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AirTran Holdings, Inc. (the "Company") will be held at the Marriott at the Airport, 7499 Augusta National Drive, Orlando, Florida 32822 on Thursday, May 14, 1998 at 11:00 a.m. Eastern Daylight Savings Time, for the following purposes:

     (1) To elect two Directors for the ensuing year; and

     (2) To transact such other business as may properly come before the meeting.

     Holders of the Common Stock of record at the close of business on March 23, 1998, will be entitled to notice of and to vote at the meeting.

     Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage paid reply envelope. This will assist us in preparing for the meeting.


                                  By Order of the Board of Directors


                                  /S/ Leslie C. Head
                                  ---------------------------
                                  Leslie C. Head
                                  Secretary


April 6, 1998
Orlando, Florida

                            AIRTRAN HOLDINGS, INC.
                            9955 AirTran Boulevard
                            Orlando, Florida  32827
                                (407) 261-5600


                                PROXY STATEMENT



       This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of AirTran Holdings, Inc., a Nevada corporation (the "Company") to be voted at the Annual Meeting of the Stockholders of the Company to be held on May 14, 1998, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at the Marriott at the Airport, 7499 Augusta National Drive, Orlando, Florida 32822, on Thursday, May 14, 1998, at 11:00 a.m. Eastern Daylight Savings Time. This proxy statement and accompanying form of proxy were first sent or given to Stockholders on or about April 6, 1998. The Company's Annual Report for the year ended December 31, 1997, is being sent, concurrently herewith, to each Stockholder of record.

SOLICITATION OF PROXIES

       Proxies will be solicited by mail. Proxies may also be solicited by officers and regular employees of the Company personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock of the Company. The expense of preparing, assembling, printing, mailing and soliciting proxies will be borne by the Company.

ACTION TO BE TAKEN UNDER THE PROXIES

       When a proxy in the enclosed form is properly executed and timely returned, the shares represented thereby will be voted at the meeting in the manner specified herein. Unless instructed otherwise in the space provided in the proxy form, all properly executed proxies received by the Company will be voted "FOR" the election of the nominees for Directors set forth below under the heading ELECTION OF DIRECTORS. Any Stockholder who properly executes and delivers a proxy may revoke it at any time prior to it being exercised. Any proxy given pursuant to this solicitation may be revoked by any Stockholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering an instrument revoking it or a duly executed proxy bearing a later date to the Secretary of the Company. The Company's management knows of no matter to be brought before the meeting other than those mentioned herein. If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING RIGHTS

       The only class of securities entitled to vote at the meeting is the Common Stock, $.001 par value, of the Company. The Board of Directors, pursuant to the By-laws of the Company, has fixed March 23, 1998, at the close of business, as the record date for the determination of Stockholders entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof. As of March 23, 1998, there were 64,533,305 shares of Common Stock of the Company outstanding and entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote at the meeting. A majority of the outstanding shares of Common Stock represented at the meeting, in person or by proxy, will constitute a quorum.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

       The following table sets forth, as of February 28, 1998 (unless otherwise indicated in the footnotes), certain information with respect to the Company's Common Stock owned beneficially by each Director, by each Nominee for election as a Director, by all Executive Officers and Directors as a group and by each person known by the Company to be a beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as noted in the footnotes, each of the persons listed has sole investment and voting power with respect to the shares of Common Stock included in the table.



                                                     Number of Shares          Percent
Name of Beneficial Owner                          Beneficially Owned (1)   of Ownership (2)
------------------------                          ----------------------   ----------------

Lewis H. Jordan  (3)............................         4,389,540               6.5%
Robert L. Priddy (4)............................         4,140,000               6.4%
Robert D. Swenson (5)...........................           709,895               1.1%
D. Joseph Corr (6)..............................           150,000                 *
Don L. Chapman (7)..............................            79,000                 *
John K. Ellingboe (8)...........................            29,620                 *
Robert C. Pohlad ...............................
All Executive Officers and Directors as a
   group (11 persons) (2)(3)(4)(5)(6)(7)(8)(9)..         9,576,255              13.9%

---------------------
*  Less than 1%

(1) Information with respect to beneficial ownership is based upon information furnished by each owner.

(2) The percent of outstanding Common Stock owned is determined by assuming that in each case the person only, or group only, exercised his or its rights to purchase all shares of Common Stock underlying presently exercisable stock options.

(3) Includes options to purchase 3,040,000 shares of Common Stock which are presently exercisable and also includes 100,000 shares owned by a trust under which Mr. Jordan is a beneficiary. Mr. Jordan's address is 610 Wingspread, Peachtree City, Georgia 30269.

(4) Includes options to purchase 640,000 shares of Common Stock which are presently exercisable. Excludes 100,000 shares of Common Stock owned by Mr. Priddy's daughter and son-in-law, with respect to which Mr. Priddy disclaims any beneficial ownership. Mr. Priddy's address is 9410 Laguna Niguel Drive, #104, Las Vegas, Nevada 89134.

(5) Includes options to purchase 325,000 shares which are presently exercisable. Includes 83,220 shares of Common Stock held by Mr. Swenson's wife and 71,720 shares of Common Stock Mr. Swenson holds as custodian for his minor children.

(6) Includes options to purchase 150,000 shares which are presently exercisable.

(7) Includes 69,000 shares of Common Stock owned by a corporation in which Mr. Chapman is an officer and sole stockholder and options to purchase 10,000 shares of Common Stock which are presently exercisable.

(8) Includes options to purchase 8,000 shares which are presently exercisable.

(9) In addition to outstanding shares of Common Stock owned by Executive Officers not named in the table, also included are options to purchase 39,000 and 38,200 shares of Common Stock by Thomas Kalil and M. Ponder Harrison, respectively, which are presently exercisable.


                             ELECTION OF DIRECTORS

       Generally, the entire Board of Directors of the Company is to be elected for a term of one year and until their successors are elected and qualified. However, the Company's By-laws were amended in connection with the merger of Airways Corporation ("Airways") into the Company in November 1997 to extend the terms of 75% of the members of the Company's Board of Directors until the 1999 annual stockholders' meeting of the Company. As a result, the terms of D. Joseph Corr, Don L. Chapman, John K. Ellingboe, Robert L. Priddy and Robert D. Swenson have been extended until 1999 and such Directors are not subject to election at the May 14, 1998 annual stockholders' meeting. The terms of Lewis H. Jordan and Robert C. Pohlad expire at the 1998 stockholders' meeting and consequently, the stockholders are to elect two Directors at such meeting. It is the intention of the persons named in the accompanying proxy form to vote for the election of the nominees: Lewis H. Jordan and Robert C. Pohlad, both of whom are currently Directors. If for any reason any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

       The following table contains the name, age and position with the Company of each Executive Officer and Director of the Company. Their respective backgrounds are described following the table.


                        Age                        Position
                        ---                        --------
D. Joseph Corr          57     President, Chief Executive Officer and Director
M. Ponder Harrison      36     Senior Vice President - Sales and Marketing of Operating Subsidiaries
Thomas Kalil            61     Senior Vice President - Operations of Operating Subsidiaries
Jeffrey L. MacKinney    41     Senior Vice President - Planning and MIS of Operating Subsidiaries
Robert R. Wittenberg    54     Senior Vice President - Maintenance and Engineering of Operating
                               Subsidiaries
Don L. Chapman          58     Director
John K. Ellingboe       47     Director
Lewis H. Jordan*        53     Director
Robert C. Pohlad*       43     Director
Robert L. Priddy        51     Director
Robert D. Swenson       43     Chairman of the Board

*  Nominated for election at 1998 stockholders' meeting.

       D. Joseph Corr joined the Company in November 1996 as President and Chief Executive Officer of the Company's operating subsidiary. Mr. Corr was elected to be a Director of the Company in July 1997 and was elected President and Chief Executive Officer of the Company in November 1997. Since June 1990, Mr. Corr has also been the President and owner of Aircorr, Inc., an aircraft repair business, and D. Joseph Corr, Inc., an investments and management services firm. Prior to 1990, Mr. Corr served as Chairman, President and Chief Executive Officer of Continental Airlines from December 1988 to October 1989. From March

1986 to November 1988, Mr. Corr was Vice Chairman, President and a Director of TransWorld Airways (TWA). From 1984 to 1986, Mr. Corr was President of ACF Industries (a manufacturer and lessor of specialized railroad freight cars) and Vice Chairman and a Director of ACF from 1984 to 1988. Mr. Corr also served as Chairman and Director of Ozark Airlines during 1986 and as Chairman and a Director of Mid-Coast Aviation from 1986 to 1988.

       M. Ponder Harrison has been employed as Vice President - Sales and Marketing of the Company since June 1993. In December 1996, he was elected as Senior Vice President - Sales and Marketing of the Company's operating subsidiary. Prior to joining the Company, he was employed by Delta Air Lines, Inc. from 1988 to June 1993 in various marketing positions, his last position being national accounts manager, corporate marketing. He was also employed by Delta from 1983 to 1987.

        Thomas Kalil has served as a Senior Vice President of the Company's operating subsidiary since May 1995 and has served as the Senior Vice President
- Operations since May 1996. Prior to joining the Company, Mr. Kalil was employed by Continental Airlines from May 1987 until May 1995, in various positions including Senior Vice President Airport Services and Senior Vice President Customer Services. Prior to that, he served in various customer service positions at Northwest, Republic and Southern Airways during the period from 1960 to 1987.

       Jeffrey L. MacKinney joined the Company in November 1997 as Senior Vice President Planning and MIS of the Company's operating subsidiaries. Prior to joining the Company, Mr. MacKinney served as Vice Chairman of Chicago Express Airlines, a regional airline operating as ATA Connection, from April 1997 to January 1998. From June 1995 to April 1997, he served as Senior Vice President of Planning and Business Development for Phoenix Airline Services and Express Airlines. From July 1986 to June 1995, Mr. MacKinney was employed with American Airlines in various planning and marketing positions, his last position as Managing Vice President of AMR Consulting Group. From 1983 to 1986, he served as Vice President of Marketing and Planning for Air Virginia. Prior to that, he was employed by Trans World Airlines from 1979 to 1983.

       Robert R. Wittenberg has been employed by the Company since November 1995 as a line pilot and director of engineering and has served as Senior Vice President- Maintenance and Engineering of the Company's operating subsidiaries since November 1997. Mr. Wittenberg served as director of business development - European region for Northrop Grumman from October 1993 to November 1994. Mr. Wittenberg served in the U.S. Navy from 1966 to 1993, his last position being the Executive Assistant to the Supreme Allied Commander in Europe.

       Don L. Chapman was elected as a Director of the Company in April 1994. He has served as Chief Executive Officer of Tug Manufacturing Company, a company that manufactures ground support equipment for the airline industry, since he acquired that company in 1977. He also served as Chief Executive Officer of Opti World, Inc., an optical superstore chain, from 1983 (when he founded that Company) until 1995. From July 1991 to November 1992, he served as Chairman of Winkler Products, a plastic cutlery manufacturer. He also serves as a director of Rare Hospitality (since 1992) and Omni Insurance Company (since 1993).

       John K. Ellingboe was elected as a Director of the Company in November 1997 pursuant to the terms of the Merger agreement. He served as a director of Airways from April 1995 until November 1997 when Airways merged into the Company and a director of AirTran Airways from June 1994 until November 1997. Mr. Ellingboe served as a director of Mesaba Holdings, Inc. from September 1990 to September 1995. Since January 1998, Mr. Ellingboe has served as President,

Mergers and Acquisitions of NJK Holding Corporation, a private investment company, and since June 1996, Mr. Ellingboe has also been Chief Executive Officer of PMSA Management Group, LLC, a management consulting firm. From October 1993 to May 1996, he was Senior Vice President, Business Development, General Counsel and Secretary of Fingerhut Companies, Inc. From May 1990 to October 1993, he was Vice President, General Counsel and Secretary of Fingerhut Companies, Inc. Prior to 1990, he was an attorney in private practice.

       Lewis H. Jordan is the founder and principal officer of Wingspread Enterprises, an investment and consulting firm. Mr. Jordan has served as a Director of the Company since June 1993. Mr. Jordan also served as President and Chief Operating Officer of the Company from June 1993 until November 1997. As of November 1996, he resigned his position as President and Chief Operating Officer of the Company's operating subsidiary. He served as President and Chief Operating Officer and as a director of Continental Airlines from August 1991 to March 1993 and served as Executive Vice President of that company from 1986 to August 1991. From 1985 to 1986, he served as President and Chief Operating Officer of Flying Tigers, an air cargo carrier, and was previously employed by Flying Tigers as Executive Vice President and Chief Operating Officer from 1984 to 1985, as Senior Vice President - Operations from 1980 to 1982 and as Vice President - Maintenance and Engineering from 1979 to 1980. From 1982 to 1984, he served as Executive Vice President and Chief Operating Officer of Air Treads, Inc., an aviation tire retreading, wheel and brake company. From 1962 to 1979, he held various positions with Southern Airways, his last position being Assistant Vice President in charge of technical operations.

       Robert C. Pohlad was elected as a Director of the Company in November 1997 pursuant to the terms of the Merger agreement. He has served as President of Pohlad Companies, a holding and management services company, since 1987. Since 1988 he has been Chief Executive Officer and a director of Delta Beverage Group, Inc., a soft drink manufacturer and distributor. He also serves as a director of Mesaba Holdings, Inc., a regional air carrier, Grow Biz International, Inc. and North Central Life Insurance Company.

       Robert L. Priddy is an investor and a founder of RMC Capital, LLC, an investment company. Mr. Priddy was employed as the Chairman of the Board and Chief Executive Officer of the Company from its inception until November 1997. He has served as a Director of the Company since he participated in its founding in July 1992. As of November 1996, he resigned his position as Chairman of the Board and Chief Executive Officer of the Company's operating subsidiary. Prior to his involvement with the Company, Mr. Priddy founded Florida Gulf Airlines as a subsidiary of Mesa Airlines, for which he served as president from December 1991 to April 1993. From July 1991 to January 1993, he also served as a director of Mesa Airlines, Inc. From January 1988 to November 1991, he served as President and Chief Executive Officer of Air Midwest, Inc., a regional airline headquartered in Wichita, Kansas, for which he also served as a director from November 1987 to November 1991. From 1979 to 1987, he served as Vice President and Chief Financial Officer of Atlantic Southeast Airlines, Inc. ("ASA"), a regional airline headquartered in Atlanta, Georgia, for which he also served as a director from 1981 to 1987. He was one of three founding shareholders of ASA. From 1966 to 1979, he worked for Southern Airways in various capacities, his last responsibilities being manager of scheduling, pricing and market analysis. He has also served as a director of Lukens Medical Corporation, a medical supplies company, since 1995 and of Accumed International, a medical equipment company, since 1997.

       Robert D. Swenson was elected as Chairman of the Board of the Company in November 1997 pursuant to the terms of the merger agreement with Airways. He served as Chairman of the Board and Chief Executive Officer of Airways from April 1995 until November 1997 when Airways merged into the Company and he served as Chairman of the Board of AirTran Airways from June 1994 until November 1997. From June 1994 to January 1995, Mr. Swenson was President of AirTran Airways. On July 11, 1996, the Board of Directors of Airways and AirTran Airways appointed him to the office of President of Airways and President and Chief Executive Officer of AirTran Airways. Mr. Swenson served as Director, President and Chief Executive Officer of Mesaba Holdings, Inc. and its subsidiary, Mesaba Aviation, Inc. from 1981 to 1995 and was Chairman of the Board of Mesaba Holdings, Inc. and Mesaba Aviation, Inc. from 1986 to September 1995. Mr. Swenson also served as President of Mesaba's predecessor from 1978 until March 1981. Mr. Swenson holds an Airline Transport Pilot certificate with flight instructor privileges and is type rated in the Fokker F-27 aircraft. Mr. Swenson was a member of the Board of Directors of the Regional Airline Association from 1985 through 1988 and served as Treasurer of the Association during 1987 and 1988. He was elected to serve as Vice Chairman of the Board of Directors of the Association for 1992 and was elected Chairman for 1993.

       The merger agreement between Airways Corporation and the Company provided for the Company to select four members of the Board and for Airways to select three members of the Board. The current members of the Board were selected by the respective companies in accordance with the terms of the merger agreement.

COMMITTEES OF THE BOARD OF DIRECTORS

       The Company has a standing Audit Committee and Compensation Committee. The Audit Committee consists of Don L. Chapman, Robert L. Priddy and John K. Ellingboe. The Audit Committee met two times during the 1997 fiscal year. The Audit Committee is empowered to: (i) recommend the appointment or removal of the Company's auditors; (ii) review and recommend approval of the scope and results of the independent audit of the Company; (iii) review audit fees; and (iv) review changes in accounting policies that have a significant effect on the Company's financial reports.

       The Compensation Committee consists of Robert D. Swenson and Robert C. Pohlad. Lewis H. Jordan serves as a non-voting member of this committee. Although the Compensation Committee did not meet separately from the entire Board during 1997, it took action by unanimous consent of its members. The Compensation Committee is empowered to: (i) approve compensation levels for each Executive Officer who also serves as a member of the Board of Directors and for any other officer or employee of the Company whose annual base salary is in excess of $100,000; (ii) approve all incentive payments to each Executive Officer who also serves as a member of the Board of Directors; and (iii) undertake administration, upon specific direction of the Board of Directors, of employee benefit plans.

MEETINGS OF THE BOARD OF DIRECTORS

       The Board of Directors met six times during the Company's 1997 fiscal year and took action on several other occasions by unanimous consent. Each incumbent Director attended at least 75% of the total of all Board and Committee meetings he was entitled to attend during the 1997 year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Two former Directors, Timothy P. Flynn and Maurice J. Gallagher, Jr., filed Form 4's late on one occasion each. Each filing was to report open market sales of stock. No filing was more than ten days late.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

       The following table shows, for the fiscal years ended December 31, 1995, December 31, 1996, and December 31, 1997, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for such year, for the Company's Chief Executive Officers and four most highly compensated Executive Officers other than the Chief Executive Officer. Such table also indicates all capacities in which they served.


                          SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                COMPENSATION
                                         ANNUAL COMPENSATION                       AWARDS
                                  ----------------------------------            ------------
                                                                    Other                        All
Name and                                                           Annual                       other
Principal                                                          Compen-        Options      Compen-
Position                            Year  Salary ($)  Bonus ($)    sation($)        (#)        sation ($)
----------------------------------  ----  ---------   ---------  ------------     -------     -----------

D. Joseph Corr, President and       1997   253,151            0             0     600,000(2)          0
 Chief Executive Officer (1)        1996    31,644            0             0     450,000             0
Robert L. Priddy                    1997   145,753            0             0        None             0
 Chairman of the Board,             1996   135,781            0             0        None             0
 Chief Executive Officer (3)        1995   150,000      250,000             0     290,000             0
Lewis H. Jordan                     1997   145,753            0             0        None             0
 President, Chief                   1996   135,781            0             0        None             0
 Operating Officer (4)              1995   150,000      250,000        17,507(5)  290,000             0
James R. Jensen                     1997   239,340            0             0        None             0
 Senior Vice President (6)          1996   110,465            0             0       5,000        30,000(7)
Thomas Kalil                        1997   129,643            0             0     150,000             0
 Senior Vice President (8)          1996   105,480            0             0        None             0
                                    1995    65,206       30,000             0      55,000         5,000(7)

-----------------

(1) Mr. Corr commenced employment with the Company in October 1996, and therefore, the compensation shown for him for 1996 is for the period from his employment commencement date to December 31, 1996. Prior to November 1997, Mr. Corr served as President of the Company's operating subsidiary.

(2) Includes the repricing of the 450,000 options granted in 1996.

(3) The options granted to Mr. Priddy during 1995 include options to purchase 250,000 shares of Common Stock at $18.375 per share granted in January 1996 as a part of Mr. Priddy's 1995 compensation package.

(4) The options granted to Mr. Jordan during 1995 include options to purchase 250,000 shares of Common Stock at $18.375 per share granted in January 1996 as a part of Mr. Jordan's 1995 compensation package.

(5) Consists of reimbursements of moving and related expenses which were paid in accordance with the terms of his employment agreement with the Company.

(6) Mr. Jensen commenced employment with the Company in July 1996, and therefore, the compensation shown for him for 1996 is for the period from July 1996 through December 1996. Mr. Jensen's employment with the Company has terminated in January 1998.

(7) The amounts indicated are amounts paid by the Company for moving and related expenses.

(8) Mr. Kalil commenced employment with the Company in May 1995, and therefore, the compensation shown for him for 1995 is for the period from May 1995 through December 1995. The options granted to Mr. Kalil during 1995 include options to purchase 15,000 shares of Common Stock at $18.375 per share granted in January 1996 as a part of Mr. Kalil's 1995 compensation package.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Compensation Committee consists of Robert D. Swenson and John K. Ellingboe, neither of whom are officers or employees of the Company.

EMPLOYMENT AGREEMENTS

       D. Joseph Corr. The Company's employment agreement with Mr. Corr provides for a three year term expiring in 1999 and severance pay equal to one year's base salary in the event Mr. Corr's employment is terminated by the Company without cause. Under the agreement, Mr. Corr is also entitled to reimbursement of certain temporary living and moving expenses. Effective January 1, 1998, Mr. Corr's base salary is $300,000 per year and he may earn a bonus of up to $300,000 per year under the Company's executive incentive plan based on the profitability of the Company during the year.

       Robert L. Priddy. The Company's consulting agreement with Mr. Priddy provides for a compensation of $100,000 per year for the first five years of the agreement and $20,000 per year for the last two years. Mr. Priddy is to provide consulting services to the Company during the seven-year term of his consulting agreement expiring in 2004.

       Lewis H. Jordan. The Company's consulting agreement with Mr. Jordan provides for a compensation of $100,000 per year for the first five years of the agreement and $20,000 per year for the last two years. Mr. Jordan is to provide consulting services to the Company during the seven-year term of his consulting agreement expiring in 2004.

STOCK OPTION PLANS

       The Company has three existing stock option plans ("Stock Option Plans"): the 1993 Stock Option Plan (the "1993 Plan"), the 1994 Stock Option Plan (the "1994 Plan") and the 1996 Stock Option Plan (the "1996 Plan"). In addition, the Company has assumed the Airways Corporation 1995 Stock Option Plan ("Airways Plan") and the Airways Corporation 1995 Director Stock Option Plan ("Airways DSOP").

       A total of 4,800,000 shares of Common Stock are reserved for issuance under the 1993 Plan. As of December 31, 1997, options to purchase 4,325,300 shares have been granted under the 1993 Plan, of which options to purchase 1,384,000 shares have been exercised and options to purchase 198,900 shares have lapsed due to employment terminations prior to vesting. At such date, options to purchase 2,742,400 shares were outstanding under the 1993 Plan at an average option price of $1.72 per share and options for up to 673,600 additional shares may be granted under the 1993 Plan. The 1993 Plan contemplates that options will be granted to officers, directors and other key employees of the Company. An optionee must remain an employee of the Company to retain his options. If such status terminates, other than by reason of the death of the optionee, the options will expire within three months of the termination.

       The exercise price of the options granted under the 1993 Plan cannot be less than the fair market value of the Common Stock on the date the option is granted, as determined by the Compensation Committee or the Board of Directors. Options granted under the 1993 Plan may be subject to vesting schedules which defer the optionees' rights to exercise the option. The terms of the options and the dates after which they become exercisable are established by the Compensation Committee of the Board of Directors, subject to the terms of the 1993 Plan. All options granted to date under the 1993 Plan vest over a five year period.

       Options granted under the 1994 Plan, the 1996 Plan and Airways Plan may be either incentive stock options or nonqualified options. The 1994 Plan, the 1996 Plan and Airways Plan contemplate that options may be granted to directors, key employees and consultants of the Company. The exercise price of the options granted under the 1994 Plan and 1996 Plan will be determined by the Compensation Committee of the Board of Directors. Options granted under the 1994 Plan, the 1996 Plan and Airways Plan may be subject to vesting schedules which defer the optionees' rights to exercise the option. The terms of the options and the dates after which they become exercisable are established by the Compensation Committee of the Board of Directors, subject to the terms of the respective plan.

       A total of 4,000,000 shares of Common Stock are reserved for issuance under the 1994 Plan. As of December 31, 1997, options to purchase 3,945,100 shares have been granted under the 1994 Plan, of which options to purchase 589,290 have been exercised and options to purchase 448,480 shares have lapsed due to employment terminations prior to vesting. At that date, options to purchase 2,907,330 shares were outstanding under the 1994 Plan at an average option price of $7.20 per share and options for up to 503,380 additional shares may be granted under the 1994 Plan. Options granted under the 1994 Plan generally vest over a five year period except for certain options granted to certain officers and Directors of the Company.

       A total of 5,000,000 shares of Common Stock are reserved for issuance under the 1996 Plan. As of December 31, 1997, options to purchase 1,734,000 shares have been granted and are outstanding under the 1996 Plan at an average exercise price of $5.92 per share. No options have been exercised or have lapsed. Options for up to an additional 3,266,000 shares may be granted under the 1996 Plan. Options granted under the 1996 Plan generally vest over a three year period.

       A total of 1,150,000 shares of Common Stock are reserved for issuance under the Airways Plan. As of December 31, 1997, options to purchase 170,300 shares have been exercised and options to purchase 322,000 shares have lapsed due to employment terminations prior to vesting. At such date, options to purchase 683,700 shares were outstanding under the Airways Plan at an average price of $4.50 per share and options for up to 296,000 additional shares may be granted under the Airways Plan.

       A total of 150,000 shares of Common Stock are reserved for issuance under the Airways DSOP. As of December 31, 1997, options to purchase 40,000 shares have been granted under the Airways DSOP, of which no options have been exercised and options to purchase 4,000 shares have lapsed due to termination of service as a director. At such date, options to purchase 36,000 shares were outstanding under the Airways DSOP at an average exercise price of $6.02 per share and options for up to 114,000 additional shares may be granted under the Airways DSOP. Prior to the merger of Airways into the Company, each outside director of Airways was automatically granted options to purchase 4,000 shares on a set date annually, the exercise price for which was equal to the market value of the underlying stock at that time. All options granted under the Airways DSOP are nonqualified options.

       The Company has from time to time granted stock options under the Stock Option Plans in order to provide certain officers, directors, employees and consultants with a competitive total compensation package and to reward them for their contribution to the Company's performance. These grants of stock options are designed to align the individual's interest with that of the Stockholders of the Company.

       The closing sale price of the Company's Common Stock on the NASDAQ Stock Market on March 23, 1998, was $6.97 per share.

       The number of shares and per share stock prices indicated above have been adjusted to reflect the two separate 2-for-1 stock splits paid to Stockholders in the form of 100% stock dividends in April 1995 and November 1995.

FEDERAL INCOME TAX ASPECTS OF STOCK OPTION PLANS

       The following general summary is based upon the Internal Revenue Code and does not include a discussion of any state or local tax consequences.

       Incentive Stock Options. An optionee does not generally realize taxable income upon the grant or exercise of an incentive stock option.

       The income tax treatment of any gain or loss realized upon an optionee's disposition of shares of Common Stock received upon exercise of an incentive stock option depends on the timing of the disposition. If the optionee holds the shares received upon exercise of an incentive stock option for at least two years from the date such incentive stock option was granted, and at least one year from the date of exercise, the difference between the amount realized from the sale of such shares and the optionee's tax basis will be taxed as long-term capital gain or loss.

       If an optionee disposes of the shares of Common Stock before the end of the applicable holding periods described above (i.e., he makes a "disqualifying disposition"), such optionee may have taxable income in the year of the disqualifying disposition, depending on the selling price. If the selling price exceeds the fair market value of the incentive stock option on the date of exercise, the excess of that fair market value over the exercise price is taxable to the optionee as ordinary income, and the excess of the selling price over the fair market value is taxable to the optionee as capital gain. If the selling price exceeds the exercise price but not the fair market value on the date of exercise, the excess of the selling price over the exercise price is taxable to the optionee as ordinary income. If the selling price is less than the exercise price, the difference is treated as capital loss.

       The Company is not entitled to a deduction for federal income tax purposes with respect to the grant or exercise of an incentive stock option or the disposition of shares of Common Stock acquired upon exercise (if the applicable holding periods have been met). In the event of a disqualifying disposition, however, the Company is entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee.

       Nonqualified Stock Options. An optionee will not recognize any taxable income upon the grant of a nonqualified option. However, upon exercise of a nonqualified option, an optionee must recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. Upon the subsequent disposition of the shares, the optionee will realize a capital gain or loss, depending on whether the selling price exceeds the fair market value of the shares on the date of exercise.

       An optionee's tax basis in the shares of Common Stock received on exercise of a nonqualified option will be equal to the amount of consideration paid by the optionee on exercise, plus the amount of ordinary income recognized as a result of the receipt of such shares. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee recognizes taxable income.

       The summary of federal income tax consequences set forth above is for general information only and may not be applicable to or complete with respect to all individuals. Individuals to whom options are granted should consult their own tax advisors for a determination as to the specific tax consequences applicable to them.

OPTION GRANTS IN LAST FISCAL YEAR

       The table below sets forth information regarding all stock options granted in the 1997 fiscal year under the Company's Stock Option Plans to those Executive Officers of the Company named in the Compensation Table above:


                                            % of
                                           Total                   Market
                            Number of     Options                  Price
                            Securities   Granted to               or Fair                  Potential Realized Value at
                            Underlying   Employees                 Value                     Assumed Annual Rates of
                             Options     in Fiscal    Exercise    on Date    Expiration     Stock Price Appreciation (2)
                             Granted        Year        Price     of Grant      Date             5%            10%
                           -----------   ----------   --------    --------   ----------      ---------     ----------

D. Joseph Corr               450,000(1)      25.7%     $7.125      $7.125    10/29/06        $2,016,393     $5,109,937
D. Joseph Corr               150,000          8.6%     $ 5.50      $ 5.50    11/25/07        $  518,838     $1,314,838
James R. Jensen                 None
Robert L. Priddy                None
Lewis H. Jordan                 None
Thomas Kalil                 150,000          8.6%     $ 5.50      $ 5.50    11/25/07        $  518,838     $1,314,838

-------------------

(1) Includes the repricing of 450,000 options granted in 1996.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

       The following table shows aggregate exercises of options during 1997 and the values of options held by the Company's Executive Officers as of December 31, 1997.


                                                                   Number of                Value of Unexercised
                                                                   Unexercised Options      In-The-Money Options
                                                                   December 31, 1997 (#)    December 31, 1997 (1)
                            Shares Acquired            Value       Exercisable (E)/         Exercisable (E)/
Name                        on Exercise (#)          Realized      Unexercisable (U)        Unexercisable (U)
------------------------------------------------------------------------------------------------------------------

D. Joseph Corr                    -                     -                 150,000 E                    None
D. Joseph Corr                    -                     -                 450,000 U                    None
Robert L. Priddy                  -                     -                 640,000 E           $   212,500 E
Lewis H. Jordan                   -                     -               3,040,000 E           $ 9,412,480 E
James R. Jensen                   -                     -                   5,000 E                    None
Thomas Kalil                      -                     -                  31,000 E                    None
Thomas Kalil                      -                     -                 174,000 U                    None

--------------

(1) Amounts shown are based upon the closing sale price for the Company's Common Stock on December 31, 1997, which was $4.00 per share.

DIRECTOR COMPENSATION

       The Company's outside Directors (Messrs. Chapman, Ellingboe, Jordan, Pohlad, Priddy and Swenson) receive a retainer of $5,000 per quarter plus meeting fees of $1,000 per meeting of the Board of Directors or Committee attended in person and $500 per meeting of the Board of Directors or Committee attended by phone in addition to reimbursement of their expenses in attending meetings of the Board of Directors. In addition, each outside Director is to receive options to purchase 5,000 shares of Common Stock upon the date of the Company's annual stockholders' meeting at the then current stock price, with vesting over three years of service for the Company.

REPORT ON REPRICING OF OPTIONS

       In January 1997, the Company repriced options granted to D. Joseph Corr in October 1996. The options were originally granted to Mr. Corr to provide incentive to him in connection with his acceptance of the position of Chief Executive Officer of the Company's operating subsidiary. Unrelated to Mr. Corr's performance in such capacity, the Company's stock price fell from $9.625 on the date of grant of such options to $7.125 on January 6, 1997. The Board determined to reprice the options in order to maintain in place the incentive sought to be provided by way of such options. No other options for Company employees have ever been repriced.

Submitted by:

BOARD OF DIRECTORS

Don L. Chapman
Timothy P. Flynn
Maurice J. Gallagher, Jr.
Lewis H. Jordan
Robert L. Priddy

       The following table sets forth information regarding all repricing of stock options held by any executive officer since the Company's inception:


                        TEN-YEAR OPTION/SAR REPRICINGS


                                                Market          Exercise                       Length of
                                 Number of       Price          Price at                       Original
                                Securities    of Stock at       Time of                       Option Term
                                Underlying      Time of        Repricing           New        Remaining at
                                 Options      Repricing or         or            Exercise        Date of
                                Repriced or    Amendment       Amendment          Price       Repricing or
Name                  Date      Amended (#)      ($)              ($)              ($)         Amendment
----                  ----      -----------  ------------     ----------          ------    ----------------
D. Joseph Corr        1/6/97      450,000       $7.125          $9.625            $7.125    Expires 10/29/06

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The compensation of the Company's Executive Officers is determined by the Compensation Committee of the Board of Directors on an annual basis. The Compensation Committee considers all elements of compensation in making its determinations. With respect to those Executive Officers who do not serve on the Company's Board of Directors, the Compensation Committee also considers the recommendations of the Company's President. The principal elements of compensation for the Company's Executive Officers are base salary, cash bonuses and stock incentives and stock options.

       Base Salary. The base salary of the Company's President and Chief Executive Officer (D. Joseph Corr) was initially established under his employment agreement which was signed in 1996. The employment agreement establishes a base salary of $250,000 per year. The entire Board of Directors determined to increase Mr. Corr's base salary to $300,000 for 1998.

       Cash Bonuses. The Company has adopted an Executive Incentive Compensation Plan for 1998 under which Mr. Corr and other management employees will be entitled to a bonus in 1998 based on the Company's profitability (calculated based on a return on equity) in excess of a base rate equal to the treasury bill rate. Due to the Company's lack of profitability during 1997, no bonuses were paid to the Company's Executive Officers for the year.

       Stock Options. The Company intends to rely heavily on stock options to provide incentive compensation to its Executive Officers and other key employees and to align their interests with those of the Company's Stockholders. In that regard, stock options to purchase 1,284,000 were granted, all exercisable at fair market value, to 33 employees, including 654,000 options to the five Executive Officers of the Company. All of these options will vest over three years. These options were granted at the end of 1997. The vesting schedule is designed to encourage employment with the Company throughout the vesting period.

          Submitted by

          COMPENSATION COMMITTEE

          John K. Ellingboe                  Robert D. Swenson


       The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         STOCK PRICE PERFORMANCE GRAPH

       The following stock price performance graph compares the Company's performance to the CRSP Total Return Index for The NASDAQ Stock Market (US) and the Standard & Poors Airlines Index. The stock price performance graph assumes an investment of $100 in the Company and the two indexes, respectively, on June 28, 1994, and further assumes the reinvestment of all dividends. The Standard & Poors Airlines Index includes AMR Corporation, Delta Air Lines, USAir Group and Southwest Airlines. Stock price performance, presented for the period from June 28, 1994 (the date upon which the Common Stock of the Company was first traded) through December 31, 1997 is not necessarily indicative of future results. The June 28, 1994 stock price used for the Company's stock is the initial public offering price.


                                      6/28/94      12/31/94     12/31/95     12/31/96     12/31/97
                                      -------      --------     --------     --------     --------

AirTran Holdings, Inc.                $100.00      $170.00      $792.00      $206.00      $128.00

Standard & Poors Airlines Index       $100.00      $ 84.08      $122.79      $134.61      $226.57

NASDAQ Stock Market Index (US)        $100.00      $107.71      $152.33      $187.35      $229.91


       The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             CERTAIN TRANSACTIONS


       The Company purchases ground support equipment from Tug Manufacturing Corporation ("Tug") in which Don L. Chapman is an officer and 100% stockholder. The amount of ground support equipment purchased by the Company from Tug was approximately $230,000 during 1997. The Company intends to continue purchasing such equipment from Tug so long as Tug's equipment meets the Company's quality, price and time of delivery requirements. The Company began to purchase equipment from Tug prior to Mr. Chapman being elected to the Company's Board of Directors and management believes that its purchases from Tug are at competitive prices and terms.

       Severance pay of $200,000 was paid to Robert D. Swenson in connection with the termination of his employment as President and Chief Executive Officer of Airways.

                    RELATIONSHIP WITH INDEPENDENT AUDITORS

       The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the ensuing fiscal year. Ernst & Young LLP has served as the Company's independent auditors since its inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                                 OTHER MATTERS

STOCKHOLDERS' PROPOSALS FOR ANNUAL MEETING TO BE HELD IN 1999

       The Company plans to hold its 1999 Annual Meeting of Stockholders during the month of May. Any proposal of a Stockholder intended to be presented at said Annual Meeting of Stockholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 7, 1998.


ACTION ON OTHER MATTERS AT THE ANNUAL MEETING

       At this time, the Company does not know of any other matters to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement. If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

       STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

                                    BY ORDER OF THE BOARD OF DIRECTORS,



                                    Leslie C. Head
                                    Secretary

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 1998
                             AIRTRAN HOLDINGS, INC.

   The undersigned hereby appoints D. Joseph Corr and Leslie C. Head, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock held of record on March 23, 1998, at the Annual Meeting of the Stockholders to be held on May 14, 1998, at 11:00 A.M. at the Marriott at the Airport, 7499 Augusta National Drive, Orlando, Florida 32822, or any adjournment thereof.

 1. Election of Directors
  For all nominees       [_]      Withhold          [_]
  listed below (except            authority to
  as marked to the                vote for all
  contrary below)                 nominees listed
                                  below

  (Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below).
                       Lewis H. Jordan, Robert C. Pohlad

 2. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or adjournment thereof.

THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE,
                    THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                             AIRTRAN HOLDINGS, INC.

                                     PROXY

The undersigned hereby acknowledges receipt of the Proxy Statement and Notice of Annual Meeting to be held May 14, 1998.

                                             Dated: ____________________ , 1998

                                             ___________________________ (SEAL)

                                             ___________________________ (SEAL)

                                             (Please sign exactly as your name
                                             appears hereon. If stock is reg-
                                             istered in more than one name,
                                             each holder should sign. When
                                             signing as an attorney, adminis-
                                             trator, executor, guardian or
                                             trustee, please add your title as
                                             such. If executed by a corpora-
                                             tion, the proxy should be signed
                                             by a duly authorized officer).

                                             PLEASE SIGN, DATE AND PROMPTLY
                                             RETURN THIS PROXY IN THE ENCLOSED
                                             ENVELOPE. NO POSTAGE IS REQUIRED
                                             IF MAILED IN THE UNITED STATES.

                                                   I PLAN TO ATTEND
                                                                    ---------